EXHIBIT 23.5

                        AUDITOR'S CONSENT

The Board of Directors of
The Loewen Group Inc.

We consent to the incorporation by reference in the registration statement on Form S-3 of The Loewen Group Inc. of our report dated February 27, 1996 with respect to the financial statements of Paperman & Sons Inc. as of November 30, 1995 and for the eleven months then ended included in the Current Report on Form 8-K of The Loewen Group Inc. dated May 1, 1996.

/s/ Richter, Usher & Vineberg

Chartered Accountants

Montreal, Quebec
March 20, 1997